EXHIBIT 10.6

Metropolitan Life Insurance
Agricultural Investments
Denver Regional Office
5445 DTC Parkway, Suite 920
Greenwood Village, CO 80111
Tel. 303.694.6280  Fax: 303.694.6294

James B. O'Reilly
Manager

Chester D. Haines
Associate Manager



Fred Raybourn                                     April 22, 2002
Western Feed Mills, Inc.
PO Box 596
Cedar Vale KS 67024

Dear Mr. Raybourn:

This letter is to follow up with our most recent phone conversation. MetLife is very interested in loaning long term money for the purchase or construction of dairy facilities. You mentioned that the investors in your group would prefer not to personally guarantee any portion of the note. To not require guarantees MetLife would require a loan to value not to exceed 55%. Terms would be in the neighborhood of 7/75% fixed for ten years with a 25-year amortization. If you have anymore questions or continue on with your project, please contact me and I would be happy to try and work with your group.

Sincerely,

/s/


Eric M. Haggerty, Analyst
Tel. 620.675.7900
Fax 620.276.8279
Email: ehaggerty@metlife.com


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